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                                                                     Exhibit 4.2

                                                                  Execution Copy

                      SECOND AMENDMENT TO CREDIT AGREEMENT

                  THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 6, 1998 (this "Amendment"), is among AETNA INDUSTRIES, INC., a Delaware corporation (the "Company"), the guarantors set forth on the signature pages hereof (collectively, the "Guarantors"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders") and NBD BANK, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

                  A. The Company, the Guarantors, the Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 10, 1998 (as now and hereafter amended, the "Credit Agreement").

                  B. The Company and the Guarantors desire to amend the Credit Agreement, and the Agent and the Lenders are willing to do so in accordance with the terms hereof.

                                      TERMS

                  In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:

                  1.1 The definition of "Change of Control " in Section 1.1 is restated as follows:

                      "Change of Control" shall mean the occurrence of any event or transaction or series of related transactions in connection with or as a consequence of which (i) prior to a registered initial public offering of the Common Stock of the Company, MS (directly or indirectly) or Holdings shall cease to own 100% of the Company's outstanding Capital Stock, clear of any Liens; (ii)(A) prior to a registered initial public offering of the Common Stock of MS or Holdings, the CVC Investor Group and the SOFEDIT Shareholders, collectively, shall cease to own Common Stock of, as the case may be, MS or Holdings, representing not less than 51% of the common equity interest in, as the case may be, MS's or Holding's, Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests or (B) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, the CVC Investor Group and the SOFEDIT Shareholders, collectively, shall cease to own, free and clear of all Liens, Common Stock of, MS, Holdings or the Company, as the case may be, representing not less than 10% of the common equity interest in MS's, Holding's or, as the case may be, the Company's Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests; (iii) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, any Person or group of Persons (as such term is used under the Exchange Act) shall own, beneficially or of record, a greater percentage of the common equity




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         interests or total combined voting power of all classes of Capital
         Stock of MS, Holdings or the Company, as the case may be, than is so owned by the CVC Investor Group and the SOFEDIT Shareholders; or (iv) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, during any one year period individuals who at the beginning of such one year period constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of MS, Holdings or the Company then in office. For purposes of this definition, the term "CAPITAL STOCK" of any Person means any and all shares, interests, participations, or other equivalents, (however designated) of its capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock and the term "COMMON STOCK" means, as applicable, the Common Stock, par value $.01, of Holdings and the Common Stock, par value $.01 of the Company and, collectively, the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $0.01 per share, of MS, and, in each case, any Capital Stock issued with respect thereto in a stock consolidation, reclassification or recapitalization.

                  1.2 The following new definition is hereby added to Section
1.1 in appropriate alphabetical order:

                  "Initial Public Offering" shall mean the initial public offering of common stock to be made by MS (and pursuant to which MS will be changing its name) pursuant to the registration to be filed by MS with the Securities and Exchange Commission on Form S-1 on or before August 31, 1998.

                  1.3 Section 3.1(f) is redesignated as Section 3.1(g) and a new
Section 3.1(f) is added as follows:

                      (f) In addition to all other payments of the Advances required hereunder, the Company shall prepay the Advances by an amount equal to 100% of the net proceeds of any subordinated debt or similar obligation incurred at any time by the Company or any Guarantor and by an amount equal to 100% of the net proceeds from the issuance or other sale of any Capital Stock or any other equity interest of MS, Holdings, any other Guarantor or the Company (exclusive of the proceeds to be received from the Initial Public Offering). Such prepayments shall be applied to such Advances as determined by the Agent, and shall also permanently reduce the Commitments related to the Advances being prepaid by an amount equal to such prepayment.

                  1.4 Sections 5.2(b), (c) and (e) are restated as follows:

                      (b) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than: (i) 1.00:1.00 from and including the Effective Date through and including July 30, 1998; (ii) 0.75:1.00 from and including July 31, 1998 through and including August 30, 1998; (iii) 0.55:1.00 from and including August 31, 1998 through and including December 30, 1998; (iv) 0.65:1.00 from and including December 31, 1998 through and including March 30, 1999; (v) 0.75:1.00 from and including March 31, 1999 through and including June 29, 1999; (vi) 1.10:1.00 from and including June 30, 1999 through and including September 29, 1999; (vii) 1.30:1.00 from and including September 30, 1999 through and including December 30, 1999; and (viii) 1.60:1.00 at any time thereafter.

                      (c) Senior Secured Funded Debt Ratio. Permit or suffer the Senior Secured Funded Debt Ratio of the Company and Subsidiaries to exceed at any time: (i) 3.00:1.00 from

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         and including the Effective Date through and including July 30, 1998;
         (ii) 4.50:1.00 from and including July 31, 1998 through and including August 30, 1998; (iii) 5.25:1.00 from and\ including August 31, 1998 through and including September 29, 1998; (iv) 9.00:1.00 from and including September 30, 1998 through and including October 30, 1998;
         (v) 8.50:1.00 from and including October 31, 1998 through and including December 30, 1998; (vi) 5.00:1.00 from and including December 31, 1998 through and including February 27, 1999; (vii) 4.00:1.00 from and including February 28, 1999 to and including March 30, 1999, (viii) 3.00:1.00 from and including March 31, 1999 through and including June 29, 1999, and (ix) 2.00:1.00 at any time thereafter.

                      (e) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries to be less than the sum of:
         (a)(i) $21,000,000 from the Effective Date through and including August 30, 1998; and (ii) $19,000,000 thereafter, plus (b) 50% of Net Income, adjusted as of the last day of the fiscal quarter of the Company ending December 31, 1998 as calculated for the fiscal quarter then ending and as of each fiscal year of the Company thereafter as calculated for the fiscal year ending; provided, that if such Net Income is negative in any fiscal quarter or any fiscal year, as the case may be, the amount added for such period shall be zero and shall not reduce the amount added for any other period.

                  1.5 The periods at the end of Sections 6.1(i) and (j) are deleted and replaced with "; or" and the following new Section 6.1(k) is hereby added:

                           (k) Senior Notes. Any offer is made to repurchase, redeem, defease or otherwise prepay, whether mandatory or otherwise, any of the Senior Notes (including without limitation any Change of Control Offer, as defined in the Senior Note Documents) or the Company makes or is required to make any prepayment, redemption, repurchase or other defeasance or any of the Senior Note Debt, whether mandatory or otherwise, provided that an Event of Default shall not be deemed to have occurred in connection with an offer to repurchase the Senior Notes if either of the following two conditions is satisfied: (i) none of the holders of any of the Senior Notes tenders the Senior Notes and none of the Senior Notes are repurchased or (ii) if any of the Senior Notes are tendered or otherwise requested to be repurchased, then at least 10 days prior to the repurchase, redemption or other prepayment thereof the Company obtains, or makes arrangements satisfactory to the Agent to obtain, Subordinated Debt or equity sufficient to make all such repurchases, redemptions or other prepayments.

                  1.6 A new Section 8.9 is hereby added to read as follows:

                           8.9 Aetna. MS represents and acknowledges that it owns, directly or indirectly, all of the capital stock and other equity and other ownership interests of the Company (the "Company Ownership Interests") free and clear of all Liens. MS will not permit or suffer any Lien to exist on the Company Ownership Interests and will not sell or otherwise transfer the Company Ownership Interests. MS will take or cause to be taken all actions necessary, to the extent possible, to avoid the occurrence of any Event of Default.

                      ARTICLE II. REPRESENTATIONS. The Company and each Guarantor represent and warrant to the Agent and the Lenders that:

                  2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.


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                  2.2 This Amendment is the legal, valid and binding obligation of the Company and each Guarantor enforceable against each in accordance with the terms hereof.

                  2.3 After giving effect to the amendments contained herein, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

                  2.4 After giving effect to the amendments contained herein, no Event of Default or Default exists or has occurred and is continuing on the date hereof. Without limiting the foregoing, no event of default or event or condition which may become an event of default under the Senior Note Documents has occurred or will be caused by this Amendment or any of the transactions contemplated hereby.

                  2.5 MS will be filing a registration statement with the Securities and Exchange Commission on Form S-1 on or before August 31, 1998.

                  ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following conditions is satisfied:

                  3.1 The Company shall have delivered to the Agent a comfort letter from SOFEDIT in the form attached hereto.

                  3.2 The Company shall have delivered to the Agent the most recent draft of the S-1 registration statement to be filed by MS with the Securities and Exchange Commission, provided that the Agent and each Lender agree to hold any such draft it may receive in confidence, unless such draft otherwise becomes public information, and except for disclosure to its affiliates, to legal counsel, accountants and other professional advisors, to regulatory officials, or to any person as required pursuant to law, regulation or legal process.

                  3.3 The Company, the Guarantors and the Required Lenders shall have signed this Amendment.

                  3.4 The Company shall have delivered to the Agent such other documents and satisfied such other conditions, if any, as reasonably requested by the Agent.

                  ARTICLE IV.  MISCELLANEOUS.

                  4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

                  4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable documented costs and expenses arising in connection with this Amendment, including the reasonable documented fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

                  4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Lenders have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Lender.


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                  4.4 Except as expressly amended hereby, the Company and each
Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Lender are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

                  4.5 The Company and the Guarantors agree to deliver to the Agent board resolutions approving this amendment and all transactions contemplated hereby on or before August 21, 1998, and any failure to deliver such board resolutions shall be an Event of Default under the Credit Agreement.


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                  IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.


                                             AETNA INDUSTRIES, INC.

                                             By: /s/ Harold Brown
                                                -------------------------------

                                              Its: Vice President, Finance,
                                                   Chief Financial Officer
                                                   ----------------------------
                                             Guarantor
                                             AETNA HOLDINGS, INC.


                                             By: /s/ Harold Brown
                                                -------------------------------

                                              Its: Vice President, Finance,
                                                   Chief Financial Officer
                                                  -----------------------------

                                              Guarantor
                                              AETNA EXPORT SALES CORP.


                                             By: /s/ Harold Brown
                                                -------------------------------

                                              Its: Secretary
                                                  -----------------------------

                                             Guarantor
                                             MS ACQUISITION CORP.


                                             By: /s/ Harold Brown
                                                -------------------------------

                                              Its: Secretary
                                                  -----------------------------

                                             Guarantor
                                             AETNA MANUFACTURING CANADA LTD.

                                             By: /s/ Harold Brown
                                                 ------------------------------

                                             Its Treasurer and Secretary
                                                 ------------------------------


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                                             NBD BANK, as a Lender and as Agent


                                             By: /s/ Thomas A. Gamm
                                                -------------------------------

                                              Its: Vice President
                                                  -----------------------------

                                             PNC BUSINESS CREDIT, INC.


                                             By: /s/ Michael D. Shovner
                                                -------------------------------
                                              Its: Bank Officer
                                                  -----------------------------

                                             NATIONAL BANK OF CANADA


                                             By: /s/ Diane K. Bedard &
                                                 Angela White
                                                -------------------------------
                                              Its: Vice President & Vice
                                                   President
                                                  -----------------------------

                                             MICHIGAN NATIONAL BANK


                                             By: /s/ Fred O. Molner
                                                -------------------------------

                                              Its: First Vice President
                                                  -----------------------------







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